EXHIBIT 10.17

                                    SJW CORP.

                                  STOCK OPTION

                      DIVIDEND EQUIVALENT RIGHTS AGREEMENT
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RECITALS
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     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and non-employee members of the Board (or the board of directors of any Parent or Subsidiary).

     B. Participant has this day been granted an Option under the Plan which provides for dividend equivalent rights with respect to the shares of Common Stock subject to that Option.

     C. The purpose of this Agreement is to set forth the terms and conditions governing those dividend equivalent rights.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan and the Notice of Grant and Stock Option Agreement evidencing the granted Option (collectively, the "Option Agreement").

     NOW, THEREFORE, it is hereby agreed as follows:

     1. An Option Deferred Stock Account with respect to the Option will be established for the Participant on the books and records of the Corporation.

     2. Each time a dividend is paid on the Corporation's outstanding shares of Common Stock after the Grant Date, the Option Deferred Stock Account will be credited with a dollar amount equal to the amount of that dividend paid per share multiplied by the number of shares of Common Stock at the time subject to the Option (plus the number of shares previously credited to the Option Deferred Stock Account pursuant to the dividend equivalent rights hereunder) as of the record date for the dividend; provided, however, that no further amounts shall be credited after the earlier of the fourth anniversary of the Grant Date or the first exercise of the Option.

     3. As of the first business day in January each year, the cash dividend amounts credited to the Option Deferred Stock Account during the immediately preceding calendar year shall be converted into a book entry of an additional number of shares of Common Stock determined by dividing (i) those cash dividend equivalent amounts by (ii) the average of the Fair Market Value per share of Common Stock on each of the dates in the immediately preceding calendar year on which those dividend amounts were credited to the Option Deferred Stock Account.


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     4. The shares of Common Stock credited to the Option Deferred Stock Account will vest at the same time and in the same manner as the Option Shares to which they are attributable vest. The shares which so vest shall be distributed to the Participant in the form of actual shares of Common Stock issued under the Plan on the earlier of the following dates (the "Distribution Date"): (i) the fourth anniversary of the Grant Date of the Option or (ii) the date of the Participant's separation from service (as determined in accordance with the provisions of Code Section 409A and the applicable Treasury Regulations thereunder) or as soon after such Distribution Date as administratively practicable, but in no event later than the end of the calendar year in which the Distribution Date occurs or (if later) the fifteenth day of the third calendar month following such date. Such payment shall be subject to the Corporation's collection of all applicable withholding taxes. In no event shall any shares of Common Stock credited to the Option Deferred Stock Account be distributed to the Participant if and to the extent those shares do not vest in accordance with the foregoing provisions.

     5. Notwithstanding any provision to the contrary in the Plan, the Option Agreement or this Agreement, no distribution which becomes due and payable by reason of the Participant's separation from service shall be made to a Participant prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of such separation from service or (ii) the date of his or her death, if the Participant is deemed at the time of such separation from service to be a "key employee" within the meaning of that term under Code
Section 416(i) and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all distributions deferred pursuant to this Paragraph 5 shall be paid in a lump sum to the Participant.

     6. This Agreement and the Dividend Equivalent Rights evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan and the Option Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the _______ day of _______________, 2006.


                                          SJW CORP.

                                          By: __________________________________

                                          Title: _______________________________



                                          ______________________________________
                                                          PARTICIPANT